UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2004

MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota 55437

(Address of principal executive offices)

Registrant’s telephone number, including area code: (952) 346-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

On November 17, 2004, an officer of MGI PHARMA, INC. (the “Company”) made a presentation to attendees at the CSFB Healthcare Conference which was made available to the public by a live webcast over the internet. This presentation contains a slide describing the potential impact on the Company’s 2005 financial guidance of an abbreviated new drug application (ANDA) approval by the U.S. Food and Drug Administration (FDA) on November 16, 2004 for pilocarpine 5 mg oral tablets. Assuming this competitor is commercialized in the U.S. beginning in 2004 and given the Company’s current thinking about overall revenues in 2005, the Company expects that the net exposure on our 2005 total revenues could be a $5 million decrease. No change in 2005 total revenue guidance is being made pending more full characterization of the nature of this potential competitor. The slides included as an exhibit to this report were presented by the Company at that presentation.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

99.1	MGI PHARMA, Inc. slide presentation at the CSFB Healthcare Conference.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 17, 2004	MGI PHARMA, Inc.

	By:	/s/ William C. Brown
William C. Brown
Executive Vice President and Chief Financial Officer

3

EXHIBIT INDEX

99.1	MGI PHARMA, Inc. slide presentation at the CSFB Healthcare Conference.

4